AGREEMENT OF LEASE

THIS LEASE from 421 Maine, LLC, a duly organized Maine Limited Liability Company, of Camden, Maine (hereinafter “Lessor”), made as of 31 March 2015, to Regulus Corporation, (Regulus), a duly organized Florida Corporation (hereinafter “Lessee”).

WITNESSETH THAT:

1. Description: The Lessor hereby leases to the Lessee, subject to the terms and provisions hereinafter set forth, the second floor office space situated within the premises at 423 Main Street, Rockland, Maine (hereinafter “Premises”).

2. Base Term: To have and to hold the Premises for the term of one (1) year commencing on the first day of April, 2015, and ending on March 31, 2016.

3. Yielding and Paying: The Lessee agrees to pay Rent during the Base Term at the monthly rate of FIVE HUNDRED TEN ($510.00)DOLLARS per month. Payment shall be made in advance, payable on the first day of each month.

A Security Deposit of FIVE HUNDRED TEN ($510.00) DOLLARS shall be payable on or before April 1, 2015. This is not to be considered as rent, but shall be returned to the Lessee upon its vacating the Premises, in full accordance with the terms and conditions of this Agreement of Lease. Said Security Deposit shall be returned to Lessee at the time of lease termination with any pro-rations for damages or repairs or other unpaid bills which may become the liability of Lessor taken from said Security Deposit before returning that balance to the Lessee. Lessor shall have up to thirty (30) days to release said funds from the time of the termination of the lease to the Lessee.

The Lessor shall promptly pay when due all charges, separately metered, for heat, electricity, gas or other public utilities furnished to or used on the Premises. Lessor shall be responsible for water and sewer charges furnished to or used on the Premises.

4. Lessee's and Lessor's Tax and Upkeep Obligations:

(a)	Lessor’s Obligations - Lessor shall maintain and insure the building structure and building exterior and pay all property taxes on the building. Lessor shall also pay the costs of wastewater and water. Lessor shall keep clear from snow and ice the front and rear entrances to the building. Lessor shall keep all parts of the common interior (stairways, hallways, lighting, etc.) in good order and condition. Lessor shall maintain and repair all plumbing, cooling, and heating pipes and fixtures within the building, unless such repairs are necessitated by the negligence of the Lessee, its guests and/or invitees.

(b)	Lessee's Repair Obligations - The Lessee shall take good care of the Premises and make all repairs to the interior of the Premises, necessitated by the negligent actions of the Lessee, its guests and/or invitees, and keep the same and all parts thereof in good order and condition, suffering no waste or injury. The Lessee shall maintain the premises in accordance with Rockland City Codes (fire and building). All refuse and garbage shall be regularly removed from the premises

(c) Lessee’s Other Obligations - Lessee shall pay all service costs, including, but not limited to, telephone and cable, and shall have said services registered in its own name. Additionally, the Lessee shall pay any installation or disconnect costs. The Lessee shall take no action which may disrupt any utility services to the remainder of the building. Any such disruption shall be corrected at the Lessee’s expense. The Lessee shall be provided with three copies of entrance keys and shall not make any more copies without the Lessor’s permission. The Lessee agrees to reimburse the Lessor for any costs arising from lost or stolen keys. The Lessee agrees to insure that the building is properly secured when leaving the building.

The Lessee shall be solely responsible for the supplying of and attachment of any signage related to its occupancy. Any and all signage and attachment hardware shall be in full compliance with all prevailing codes and ordinances and a valid permit (if required) shall be obtained prior to the attachment at the sole expense of the Lessee. Sign placement shall be in such a location as agreed upon by the Lessor and Lessee shall remove any and all signs and attachment hardware within fifteen (15) days of the termination of the within Agreement of Lease.

5. Insurance:

(a)	Lessee's Obligations - At all times subsequent to taking possession of the Premises, Lessee shall, at its sole cost and expense, provide to the Lessor the following insurance coverage:

(i) Comprehensive and general, public liability insurance against claims for personal injury, death or property damage occurring in connection with the use and occupancy of the leased Premises or arising out of the improvement, repair or alteration of the leased Premises. The limits of such insurance shall not be less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence.

(ii) Insurance on all personal property within the Premises against loss or damage by fire and against loss or damage by other risks shall be the sole expense of the Lessee. All such personal property located upon the Premises shall be at the sole risk of the Lessee and the Lessor shall not be liable for any damage which may be caused to the Premises or any personal property therein, by the bursting or leaking of or condensation from any plumbing, cooling, or heating pipe or fixture or any other costs, unless Lessor has failed to promptly take steps to repair the aforesaid pipes and fixtures after receiving written notification from the Lessee. Written notice can include email and texts.

(b) Insureds - All insurance required hereunder shall name as insureds the Lessor, his employees and agents.

(c) Loss Adjustments - All policies shall expressly provide that any loss hereunder, including physical damage to the Premises, shall be adjusted with Lessor.

(d) Waiver of Subrogation - Each of the Lessor and Lessee, for itself and all parties claiming by, through or under it, hereby mutually releases and discharges the other from all claims and liabilities arising from or caused by any hazard covered by insurance in connection with the demised Premises or activities conducted on the demised Premises regardless of the cause for the damage or loss; provided, however, that this release shall be valid and binding only in the event it is accepted by the insurance companies under the policies herein required.

(e) Evidence of Coverage - The Lessee agrees to furnish the Lessor certificates of insurance coverage evidencing the performance of the insurance requirements under the within Lease.

(f) Lessee’s Indemnity of Lessor - Lessee agrees to hold Lessor harmless against any and all claims that may be made for damage to persons or property by reason of or in any way arising out of or connected with the use and occupancy of the Premises, unless said damage is the direct result of Lessor’s gross negligence.

6. Damage or Destruction:

(a) Termination Rights - In the event that more than 25% of the gross operating floor area of the Premises is damaged, destroyed or rendered untenantable by fire or other casualty, including, but not limited to, burst water pipes, Lessor or Lessee may elect to terminate this Lease by giving notice one to the other of such election on or before the day which is thirty (30) days after such fire or other casualty, stating the date of termination, which termination shall be not more than thirty (30) days nor less than twenty-one (21) days after the date on which such notice of termination shall have been given, and upon the date specified in such notice this Lease and the term hereof shall cease and expire.

(b) Abatement of Rent - If, as a result of damage or destruction due to fire or the elements or casualty, including, but not limited to, burst water pipes, or as a result of the exercise of the right of eminent domain, the whole or any part of the Premises shall become untenantable, dangerous or unfit for the Lessee's use or the Lessee looses the use of all or any part hereof, rent shall abate justly during the continuance of such condition, unless such damage or destruction is due to Lessee’s negligence or involves a condition for which the Lessee has a duty to repair.

7. Rules, Ordinances and Regulations: The said Lessee shall not cause or permit any waste or injury to said Premises and shall keep said Premises free from any and all objectionable noises, odors, rubbish and debris inconsistent with the proper operation of the Lessee's usual business therein; and shall not make or permit any improper, offensive, unlawful, or forbidden use thereof. Said Lessee shall comply with and observe all Statutes, Ordinances, Regulations, Orders and/or Decrees of the Federal, State and City Governments, or any departments, bureaus, courts or agencies thereof, in any way affecting the use, operation and maintenance of said demised Premises, whether now in force or which may in the future be promulgated. The Lessee, in good faith, may contest by due legal proceedings the validity of any such Statute, Ordinance, Regulation, Order or Decree and may refrain from compliance therewith during such contest, provided said Lessee shall forever hold and keep the Lessor harmless and indemnified on account of any loss, cost, damage, injury or liability resulting from the violation by the said Lessee of any such Statute, Ordinance, Regulation, Order or Decree.

8. Right to Sublease: Said Lessee shall not assign this Lease nor underlet the whole or any part of the Premises without the consent in writing of the Lessor, first had and obtained; provided, however, that such consent shall not be unreasonably withheld and provided further if such consent is given, the Lessee shall nevertheless remain liable for the performance of all the terms, covenants and conditions of this Lease.

9. Lessee's Liability for all Personal Property: It is hereby understood and expressly agreed that all merchandise, furniture and property of any kind, nature and description, belonging to said Lessee or any person claiming by, through or under it which may be in, on or about said Premises during the continuance of this Lease, or any extension or renewal thereof, is to be at the sole risk and hazard of said Lessee; no part of said loss or damage is to be charged to or to be borne by the Lessor except in the case of Lessor's gross negligence.

10. Quiet Enjoyment: The said Lessee, paying rent and performing the covenants and agreements on its part herein contained, may peacefully hold and enjoy said Premises during said term or any renewal or extension thereof without any lawful let or hindrance by the Lessor, or any person claiming by, through or under it.

11. Lessor's Right to Cure Default: If the Lessee at any time or from time to time shall fail to perform any of the covenants, agreements or conditions on the part of the Lessee to be performed hereunder, other than the payment of rent, and has failed to cure or remedy said breach within thirty (30) days of written notice thereof given to it by the said Lessor, the Lessor may, but shall not be compelled to, pay such sum of money as will effect performance and observance of the covenant, agreement or condition with respect to which such failure upon the part of the Lessee has occurred, and in any and such events any sum or sums of money paid by the Lessor shall be added to the rent and be deemed to be a part thereof and shall be payable forthwith as such to the Lessor.

12. Waiver: the failure of the Lessor to insist in any one or more instances upon the strict and literal performance of any of the covenants, terms or conditions of this Lease, or to exercise any option of the Lessor herein contained, shall not be construed as a waiver or a relinquishment for the future of said covenant, term, condition or option, but the same shall continue to remain in full force and effect. The receipt by the Lessor of rent with the knowledge of the breach of any covenant, term or condition thereof shall not be deemed to be a waiver of such breach, and no waiver by the Lessor of any such covenant, term, condition or provision of this Lease or of the breach thereof shall be deemed to have been made by the Lessor unless expressly acknowledged in writing by the Lessor over its signature. No surrender of this Lease or the leasehold estate created hereby or of the demised Premises or of any residue of the term of this Lease therein shall be effective unless the same has been accepted by the Lessor in writing.

13. Remedies of Lessor: It is expressly agreed that in case of failure on the part of the Lessee to pay the rent within fifteen (15) days after the same shall become due, and all other charges herein provided at the time when the same shall become due and payable (and it shall not be required that any demand shall be made for the same); or in the case the Lessee shall neglect or fail to perform or observe any of the other covenants, agreements or conditions imposed upon the Lessee by the Lease and fail to remedy and/or remove said breach within thirty (30) days of the receipt of notice thereof from the Lessor; or, if by reason of the nature of such default it cannot be corrected within said thirty (30) days, fail to commence to correct such default within said thirty (30) days and thereafter prosecute the correction of the same with reasonable diligence; or in the event that said Lessee makes an assignment for the benefit of creditors, or is adjudged a bankrupt; or a Debtor, Reorganiza-tion, Arrangement, or similar petition or proceedings be filed by or against the Lessee under any Chapter or provision of the Federal Bankruptcy Act, so-called; or in the event a Temporary or Permanent Receiver is appointed over the assets of said Lessee; or said Lessee's leasehold interest shall be attached or levied upon, (and such petition or proceeding under the Federal Bankruptcy Act, or such Receivership Attachment, or Levy is not vacated and/or removed within thirty (30) days thereafter; or if demised Premises shall be substantially deserted or vacated for a period of thirty (30) days or more; except as a result of casualty, strike, act of God or other cause beyond the Lessee's control; than in any of the above cases it shall be lawful for the Lessor thereupon, or at any time thereafter at its option, and notwithstanding any waiver of any prior breach of any covenant, agreement or condition(s) either:

(a) to enter upon the Premises or any part thereof in the name of the whole, and repossess the same as of its former estate, and to expel the Lessee and those claiming by, through or under it, and remove its effects, (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any other remedies which the Lessor may otherwise have or use, and upon entry as aforesaid, this lease shall terminate; or

(b) the Lessor may in any of the events aforesaid at its option enter upon the demised Premises as the agent of the Lessee and if the Lessor shall so desire, expel the lessee and those claiming under it, without being guilty of any manner of trespass, and may rent the demised Premises as such agent, applying the proceeds of such rents on account of the rent and other payments due from the Lessee for any deficiency; and the Lessee covenants with the Lessor that in case of either such entry as aforesaid during the residue of said term, it will indemnify the Lessor against all loss of rents or other payments which it may incur by reason of such termination of the Lease or entry as agent aforesaid.

It is expressly understood and agreed that this Lease shall not continue for the benefit of any attaching creditor, assignee for the benefit of creditors, Receiver or Trustee in Bankruptcy, or any person upon or to whom the same might, except for this provision, devolve or pass by operation of law or otherwise, except at the option of the Lessor.

14. Yielding Possession: The Lessee agrees at the expiration of this Lease peaceably to yield up to the Lessor the Premises in good repair, unencumbered, clean and in good and tenantable order and condition, reasonable wear and tear and damage by fire or water excepted.

15. Condemnation: If the whole of said demised Premises, or so much thereof that the remainder cannot be economically operated as an office space, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, then in that event, the term of this Lease shall case and terminate on the date when possession shall be required for such use and purpose and the award received for said condemnation shall be allocated equitably between the parties.

16. Notices: All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If given to the Lessee, the same shall be mailed to Lessee at c/o David F. Emery, Chief Operating Officer, Regulus Corporation, P. O. Box 140, Tenants Harbor, ME 04860, or to such other person or at such other address as the Lessee may hereafter designate by notice to the Lessor, and if given to the Lessor, the same shall be mailed to the Lessor at 109 Washington Street, Camden, ME 04843, or to such other address as the Lessor may hereafter designate by notice to the Lessee.

17. Captions: The captions inserted herein are merely for the purpose of convenience and said captions shall not be considered as part of the substantive provisions of this Lease.

18. Improvements: Lessee shall make no improvements to the leased Premises without first obtaining the prior written consent of Lessor as it relates to the interior and/or exterior of the leased Premises. Such consent shall not be unreasonably withheld. All such alterations, additions, and/or improvements shall be come the property of the Lessor at the termination of this Lease. Lessee shall promptly pay for all such improvements.

19. Indemnification: Lessee shall indemnify the Lessor against all liabilities, claims, expenses, and/or losses incurred by the Lessor as a result of (a) failure by the Lessee to perform any covenant or condition required to be performed by the Lessee hereunder; (b) any accident, injury or damage which shall happen in or about the leased Premises or appurtenances, or the adjoining streets, sidewalks, decks, piers, etc., or resulting from the condition, maintenance, or operation of the leased Premises or of the adjoining property, unless said accident, injury or damage is the direct result of Lessor’s gross negligence; (c) failure to comply with any requirements of any governmental authority; and (d) any mechanics' lien or security agreement filed against the leased Premises, any equipment therein, or any materials used in the construction or alteration of any building or improvement thereon.

20. All understandings and agreements heretofore had between the parties hereto are merged in this Agreement of Lease, which alone fully and completely expresses their Agreement, and that the same is entered into after full investigation, neither party relying upon any statements or representations not embodied in this Agreement made by the other. This Agreement may not be changed or terminated orally, but only by a writing signed and acknowledged by both Lessee and Lessor.

21. The interpretation and construction of the provisions of this Agreement of Lease shall be governed by the laws of Maine and the courts situated in Knox County, Maine, shall have sole jurisdiction and enforcement of the terms of this Agreement of Lease.

IN WITNESS WHEREOF, the said 421 Maine, LLC has caused this instrument to be sealed with its corporate seal and signed in its corporate name by Peter Masin-Peters, its authorized Member, thereunto duly authorized, and the said Regulus Corporation has caused this instrument to be sealed with its corporate seal and signed in its corporate name by Roy Y. Salisbury, its Chief Executive Officer, thereunto duly authorized, this 31st day of March, 2015.

421 Maine, LLC, Lessor

Peter Masin-Peters, Member

Regulus Corporation, Lessee

David F. Emery, Chief Executive Officer

STATE OF MAINE

COUNTY OF KNOX 31 March 2015

Personally appeared the above-named Peter Masin-Peters in his capacity as Member of 421 Maine, LLC and acknowledged the above instrument to be his free act and deed in his said capacity and the free act and deed of said Grantor Corporation.

Before me,

Printed Name: , Notary Public